Exhibit 4.8

SEVENTH SUPPLEMENTAL INDENTURE
THIS SEVENTH SUPPLEMENTAL INDENTURE, dated as of December 18, 2015 (the “Seventh Supplemental Indenture”), among INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, a company duly organized and existing under the laws of the State of Delaware (the “Issuer”), INGERSOLL-RAND COMPANY, a company duly organized and existing under the laws of the State of New Jersey (the “Co-Obligor”), INGERSOLL-RAND PLC, a public limited company duly organized and existing under the laws of Ireland (“IR Parent”), INGERSOLL-RAND INTERNATIONAL HOLDING LIMITED, a company duly organized and existing under the laws of Bermuda (“IR International”), INGERSOLL-RAND LUXEMBOURG FINANCE S.A., a Luxembourg public company limited by shares (société anonyme) with registered office at 16, avenue Pasteur, L-2310 Luxembourg and registered with the Trade and Companies Register under number B 189.791 (“IR Lux” and, together with IR Parent and IR International, the “Guarantors”), INGERSOLL-RAND LUX INTERNATIONAL HOLDING COMPANY S.à.r.l., a Luxembourg limited liability company (société à responsabilité limitée) with registered office at 16, avenue Pasteur, L-2310 Luxembourg and registered with the Trade and Companies Register under number B 182.971 and with a share capital of USD 20,000 (the “Successor Guarantor”), and WELLS FARGO BANK, N.A., a national banking association, acting as Trustee under the Indenture, as defined herein (the “Trustee”).
RECITALS:
WHEREAS, the Issuer, the Co-Obligor, the Guarantors and the Trustee are parties to that certain Indenture, dated as of August 12, 2008 (as supplemented, the “Indenture”), as supplemented by the First Supplemental Indenture dated as of August 15, 2008, the Second Supplemental Indenture dated as of April 3, 2009, the Third Supplemental Indenture dated as of April 6, 2009, the Fourth Supplemental Indenture dated as of June 29, 2009, the Fifth Supplemental Indenture dated as of November 20, 2013 and the Sixth Supplemental Indenture dated as of October 28, 2014;
WHEREAS, IR International and the Successor Guarantor have entered into a Master Sale and Purchase Agreement pursuant to which IR International has agreed to sell substantially all of its property to the Successor Guarantor;
WHEREAS, Section 801 of the Indenture provides, among other things, that IR International shall not sell, convey or lease all or substantially all of its property to any other corporation unless the acquiring corporation (i) expressly assumes all of the covenants and conditions of the Indenture by supplemental indenture and (ii) is a solvent corporation organized under the laws of the United States of America or a State thereof or the District of Columbia or Bermuda or of a Member State of the European Union;
WHEREAS, the Issuer, the Co-Obligor and the Guarantors have determined that this Seventh Supplemental Indenture complies with Section 801 and Section 901 of the Indenture and does not require the consent of any Holders and, on the basis of the foregoing and in reliance on an Officer’s Certificate and an Opinion of Counsel delivered by the Issuer, the Trustee has determined that this Seventh Supplemental Indenture is in form satisfactory to it;
WHEREAS, each of the Issuer, the Co-Obligor, the Guarantors and the Successor Guarantor have been authorized by resolutions of their respective Boards of Directors to enter into this Seventh Supplemental Indenture;
WHEREAS, the parties hereto shall treat this Seventh Supplemental Indenture as not having resulted in a material modification of the Securities for U.S. federal income tax purposes, including for Foreign Account Tax Compliance Act purposes; and

WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Seventh Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.
WITNESSETH:
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Issuer, the Co-Obligor, the Guarantors, the Successor Guarantor and the Trustee hereby agree as follows:
ARTICLE ONE

DEFINITIONS
Section 101. Capitalized terms in this Seventh Supplemental Indenture that are not otherwise defined herein shall have the meanings set forth in the Indenture.
Section 102. “Supplemented Indenture” shall mean the Indenture as supplemented by this Seventh Supplemental Indenture.

ARTICLE TWO

ASSUMPTION BY THE SUCCESSOR GUARANTOR
Section 201. The Successor Guarantor represents and warrants to the Trustee as follows:
(a)The Successor Guarantor is duly incorporated, validly existing and in good standing under the law of Luxembourg.
(b)The execution, delivery and performance by it of this Seventh Supplemental Indenture have been authorized and approved by all necessary corporate action on its part.
Section 202. In accordance with Section 801 of the Indenture, the Successor Guarantor hereby expressly assumes the performance of the obligations of IR International under the Guarantee, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by IR International.
Section 203. Pursuant to Section 803 of the Indenture, the Successor Guarantor hereby succeeds to, and is substituted for, and may exercise every right and power of, IR International as Guarantor under the Indenture, the Securities and the Guarantee with the same effect as if the Successor Guarantor had been named as “Guarantor” in the Indenture, the Securities and the Guarantee; and IR International is hereby relieved of all obligations and covenants under the Indenture and the Guarantee.

ARTICLE THREE

MISCELLANEOUS
Section 301. This Seventh Supplemental Indenture is hereby executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Seventh Supplemental Indenture forms a part thereof.
Section 302. This Seventh Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 303. This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Seventh Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Seventh Supplemental Indenture as to the parties hereto and may be used in lieu of the original Seventh Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 304. The Article headings herein are for convenience only and shall not affect the construction hereof.
Section 305. If any provision of this Seventh Supplemental Indenture limits, qualifies or conflicts with any provision of the Supplemented Indenture which is required to be included in the Supplemented Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
Section 306. In case any provision in this Seventh Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 307. Nothing in this Seventh Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Seventh Supplemental Indenture or the Securities.
Section 308. The Trustee accepts the amendments of the Indenture effected by this Seventh Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer, the Co-Obligor, the Guarantors and the Successor Guarantor, or for or with respect to (i) the validity or sufficiency of this Seventh Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer by action or otherwise, (iii) the due execution hereof by the Issuer or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed, all as of the date first above written.

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, as the Issuer By /s/ Janet C. M. Pfeffer _ Name: Janet C. M. Pfeffer Title: Vice President and Treasurer
INGERSOLL-RAND COMPANY, as the Co-Obligor By /s/ Janet C. M. Pfeffer _ Name: Janet C. M. Pfeffer Title: Vice President and Treasurer
INGERSOLL-RAND PLC, as a Guarantor By /s/ Janet C. M. Pfeffer _ Name: Janet C. M. Pfeffer Title: Vice President and Treasurer
INGERSOLL-RAND INTERNATIONAL HOLDING LIMITED, as a Guarantor By /s/ Janet C. M. Pfeffer _ Name: Janet C. M. Pfeffer Title: Vice President and Treasurer
INGERSOLL-RAND LUXEMBOURG FINANCE S.A., as a Guarantor

By    /s/ David Butow
Name: David Butow
    Title: Director

INGERSOLL-RAND LUX INTERNATIONAL HOLDING COMPANY S.à.r.l., as the Successor Guarantor

By    /s/ David Butow
Name: David Butow
    Title: Director

WELLS FARGO BANK, N.A., as Trustee By/s/ Martin Reed_______ Name: Martin Reed Title: Vice President